PRESS RELEASE

             AUSTRALIAN-CANADIAN OIL ROYALTIES LTD. (OTCBB: AUCAF)

    ACOR SIGNS AGREEMENT TO ACQUIRE SURAT BASIN ASSETS ONSHORE AUSTRALIA AND
                              ANNOUNCES FINANCING

FOR IMMEDIATE RELEASE

CISCO, TX, NOVEMBER 21, 2011 - Australian-Canadian Oil Royalties Ltd. (OTCBB:
AUCAF) ("ACOR" or "the Company") is pleased to announce that the Company has signed a series of agreements ("the Agreements") with two private Australian companies (collectively, "the Vendors") and a private Canadian company, to acquire, amongst other things, a 100% working interest in Petroleum Leases 18 and 40 ("PL 18" "PL 40") and a 50% working interest in Petroleum Lease 280 ("PL 280") (collectively "the Acquisition") in the Surat Basin in Queensland, Australia.

ACQUISITION HIGHLIGHTS

PL 18, PL 40, and PL 280 are located in the Bowen/Surat Basin in Queensland Australia. This basin was home to the first oil discovery in Australia, and is currently the focus of significant coal-seam gas exploration and production activity.

The assets acquired by ACOR include 5 oilfields: Yellowbank Creek, Thomby Creek, Louise, McWhirter, Narrows and Beardmore. These fields were developed in the 1970's and 1980's, and have produced some fraction of the estimated oil originally in place ("OOIP"). ACOR believes that additional oil is recoverable through the application of well-established enhanced recovery techniques including downspacing, horizontal drilling, and reservoir pressure maintenance through waterflooding.

In 2007, the Vendors obtained an independent resource report by CDS Data Services Pty Ltd. ("CDS Report") to assess the remaining recoverable oil resources in the 5 fields. The CDS Report provided a range of 3.8 million barrels of oil equivalent to 6.7 million barrels of remaining recoverable oil resources. Since 2007, there has been no significant investment in the fields as the Vendors were unsuccessful in securing the necessary capital to develop the remaining oil resources (See Cautionary Statements below). The fields are currently producing 4 barrels of oil per day (bopd) of high quality 51(degree) oil, which is sold at a premium of approximately US$8.50 to Brent Crude oil. In the first quarter of 2012, subject to completion of the Acquisition, the Company will be undertaking a workover program of certain wells on PL 40 and PL 280 which will reactivate two old wells at a cost of A$250,000. The workover program is anticipated to bring total field production to approximately 25 barrels of oil per day.

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ACQUISITION TERMS

Under the terms of the Agreements, ACOR will issue an aggregate of 21,850,000 common shares of the Company, and issue 5,000,000 Share Purchase Warrants of ACOR ("the Warrants"). The Warrants have a strike price of US$0.25 per ACOR share, and will vest if the Company trades at a price above US$1.00 per share for 10 consecutive days, with a total of 100,000 ACOR shares traded during such 10-day period.

Additionally, the Company has agreed to pay the Vendors US$3.0 million within 12 months of the closing of the Acquisition (the "Deferred Consideration"). The Vendors have secured a first lien over PL 18, PL 40, and PL 280. The Company intends to secure a reserve based lending facility to refinance the Deferred Consideration, which does not accrue interest or other charges within 12 months of closing.

The Company has also agreed to pay an overriding royalty of 3% to the Vendors on production attributable to PL 18, PL 40, and PL 280.

After giving effect to the Agreements, ACOR will have 44,595,680 shares issued and outstanding, 5,000,000 Warrants with a strike price of US$0.25 expiring 24 months from the closing date of the Acquisition and no stock options or other dilutive instruments issued. The Acquisition is subject to shareholder approval by only one of the Vendors (and, for clarity, the Acquisition is not subject to shareholder approval of the other Vendor) from certain shareholders of such Vendor. In respect of the Vendor that has the shareholder approval condition, ACOR has received lock-ups representing 51.6% of the issued and outstanding shares, who have agreed to vote in favor of the Acquisition.

The closing of the Acquisition is anticipated in January 2012, subject to: completion of the proposed financing described below; Vendors obtaining approval of the Minister of the State of Queensland, Australia, as well as other required consents; the renewal of the Authority to Prospect on ATP 582 from Australia and approval of the shareholders of the Vendors; no material adverse changes in the Company's financial and operational condition and maintaining its listing on OTCBB; and other customary closing conditions.

UPDATED RESERVES AND RESOURCES

The Company will be obtaining an updated reserve and resource report over all of the assets in the Company's portfolio, including the Surat Basin assets to be acquired and also ACOR's ATP 582 in the Georgina Basin. It is anticipated the report will be finalized in the first quarter of 2012.

NEW DIRECTORS

Upon closing the Acquisition, two experienced oil industry executives will join the Board of ACOR: William Petrie Sr. and Jesse Meidl.

Mr. Petrie has in excess of 35 years of experience as a petroleum geologist, primarily in Western Canada. He began his career with Mobil Oil, leaving after several years to join the independent sector. He has been involved as President and Director for a number of public and private oil and gas companies. In these positions he was responsible for generating, evaluating, and successfully exploiting oil and gas exploration, development, and acquisition opportunities throughout North America.

Mr. Meidl has over 15 years of experience in the oil and gas sector. He is Chief Financial Officer of a private international energy company, headquartered in London, England. Prior thereto, he was an investment banker in the International Oil & Gas group of Thomas Weisel Partners in London (Now Stifel Nicolaus). Mr. Meidl was previously the Chief Financial Officer for Arsenal Energy Inc., an international exploration company listed on the Toronto Stock Exchange, which held production assets in Canada and the USA and exploration assets in Egypt, Colombia and Uzbekistan. He qualified as a Chartered Accountant with KPMG in Calgary, where he specialized in oil and gas exploration and production and services. He also holds the ICAEW Corporate Finance qualification and a B. Comm. Degree from the University of Saskatchewan (Canada).

When Mr. Petrie and Mr. Meidl join the six-person Board, the number of Board members will increase to eight (8).

PROPOSED FINANCING

ACOR announces that it will sell on a non-brokered, subscription receipt basis, an aggregate of up to 6 million common shares of the Company at a price of US$0.35 per share for gross proceeds of up to US $2.1 million. The subscription receipts will be exchanged for common shares of the Company on closing the Acquisition.

A 5% finder's fee may be payable on a portion or all of the subscription receipts.

Net proceeds of the private placement will be used towards the Company's workover program in the Surat Basin as well as for general working capital purposes. Common shares issued pursuant to the private placement will be subject to a hold period in Canada and in the United States.

The securities to be offered will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements. This press release is not being used for the purpose of conditioning the market in the United States for any of the securities to be offered.

CAUTIONARY STATEMENTS

Certain statements in this material may be "forward-looking statements" including outlook on oil and gas prices, estimates of future production, estimated completion dates of acquisitions and construction and development projects, business plans for drilling and exploration, estimated amount and timing of capital expenditures and anticipated future debt levels and royalty rates. Information concerning reserves contained in this material may also be deemed forward-looking statements as such estimates involve the implied assessment that the resources described can be profitably produced in the future. These statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated by ACOR.

Statements contained in this press release and corporate information relating to future results, events and expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties, scheduling, re-scheduling and other factors which may cause the actual results, performance, estimates, projections, resource potential and/or reserves, interpretations, prognoses, schedules or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, those described in the Company's annual reports on Form 10-K on file with the U.S. Securities and Exchange Commission ("SEC").

Users are cautioned that these values represent resources, and not reserves as defined by the SEC. Under SEC standards, mineralization may not be classified as a reserve unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Investors are cautioned not to assume that all of measured or indicated resources will ever be converted into reserves.

We seek safe harbor.

For further information on ACOR, please visit our website at www.aussieoil.com, e-mail acor@classicnet.net or call:


1-254-442-2638 (Office)
1-800-290-8342 (Toll Free in the United States)